EXHIBIT 4.5

ACCESS INTEGRATED TECHNOLOGIES, INC.

d/b/a CINEDIGM DIGITAL CINEMA CORP.

REGISTRATION RIGHTS AGREEMENT

Dated as of August 11, 2009

TABLE OF CONTENTS

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered as of August 11, 2009, by and between Access Integrated Technologies, Inc., d/b/a Cinedigm Digital Cinema Corp., a Delaware corporation (the “Company”) and Imperial Capital, LLC, a Delaware limited liability company (the “Holder”).

RECITALS

WHEREAS, the Company and the Holder have entered into an Engagement Letter, dated April 20, 2009 (the “Engagement Letter”), pursuant to which the Holder agreed to purchase Warrants (as defined below) initially exercisable for 750,000 Warrant Shares (as defined below); and

WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Company and the Warrant Shares.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.     Certain Defined Terms.  Certain terms used herein shall have the meanings given to them in Exhibit A.

SECTION 1.2.     Other Capitalized Terms.  Capitalized terms used but not defined herein or in Exhibit A shall have the meanings given to them in the Engagement Letter.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.1.     Piggyback Registrations.  If the Company proposes to register Equity Securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes) involving the offering of such Equity Securities at any time on or after the date of issuance of the Warrants, whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities of the same class of such Equity Securities for sale to the public under the Securities Act, it will, at each such time, give prompt (and, in any event, at least 10 Business Days prior to the filing of a registration statement with respect thereto with the SEC) written notice (a “Piggyback Offering Notice”) to the Holder of its intention to do so, the form on which the Company expects to effect such registration (e.g., Form S-1, Form S-3, Form S-3ASR), the anticipated filing date with the SEC of such registration statement, the anticipated date that the registration statement will be declared or otherwise become effective, whether the offering is to be underwritten and the anticipated date and time that the offering will be made.

(a)     Form S-1.  If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-1, upon the written request of the Holder (which request shall specify the Registrable Securities intended to be registered by the Holder), made within ten (10) days after the receipt of any such notice but in no event later than two (2) Business Days prior to the date the Form S-1 is filed with the SEC, the Company will, subject to the conditions set forth in Section 2.2 and the provision of the information specified in Section 2.4, use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder.

(b)     Form S-3.  If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-3, upon the written request of the Holder (which request shall specify the Registrable Securities intended to be registered by the Holder), made within ten (10) days after the receipt of any such notice, notifying the Company whether the Holder intends to include within the Form S-3 or any Prospectus included therein Registrable Securities, the Company will, subject to the conditions set forth in Section 2.2 and the provision of the information specified in Section 2.4, use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder.

(c)     Form S-3ASR.  If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-3ASR, upon the written request of the Holder (which request shall specify the Registrable Securities intended to be registered by the Holder), made within ten (10) days after the receipt of any such notice, prior to the date and time of the offering as specified in the Company’s notice, notifying the Company whether the Holder intends to include within such Form S-3ASR or any Prospectus included therein Registrable Securities, the Company will, subject to the conditions set forth in Section 2.2 and the provision of the information specified in Section 2.4, use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder.

(d)      Right to Withdraw.  If a registration pursuant to this Section 2.1 involves an underwritten offering, the Holder, if it has requested to be included in such registration, may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any part of the Holder’s Registrable Securities in connection with such registration.

(e)      Exercise of Registrable Securities.  Nothing in this Section 2.1 shall limit the right of the Holder to request the registration of the Registrable Securities issuable upon exercise of the Warrants by the Holder (subject to such exercise occurring prior to the completion of the sale of the underlying Registrable Securities prior to such registration), notwithstanding the fact that at the time of the request the Holder holds Warrants and not the underlying Common Stock.

SECTION 2.2.     Exceptions to the Company’s Obligations.

(a)       Notwithstanding anything in Section 2.1 to the contrary:

(i)     if, at any time after giving a Piggyback Offering Notice, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and

(ii)    if a registration pursuant to Section 2.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Equity Securities (including Registrable Securities requested to be included in such registration) to be included in such registration as contemplated by the Company and the Holder would be likely to exceed the Maximum Offering Size, then the Company shall include in such registration (a) first, 100% of the securities the Company proposes to sell, and (b) second, to the extent of the amount of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter can be sold without exceeding the Maximum Offering Size, the amount of Registrable Securities which the Holder has requested to be included in such registration, such amount to be allocated pro rata among all other Persons entitled to registration rights, on the basis of the relative amount of Registrable Securities then held by each such Person (provided that any such amount thereby allocated to any such Person that exceeds such Person’s request shall be reallocated among the remaining requesting Persons in a like manner to the extent practicable).

(iii)    if all of the Registrable Securities beneficially owned by the Holder (together with its Affiliates) constitute less than 10% of the outstanding Common Stock and can be sold without restriction under Rule 144, the Company shall not be required to effect any registrations of any kind for the Holder pursuant to Section 2.1 (but the Company shall be required to maintain the effectiveness of any shelf registration statement that is in effect at such time as required by Section 2.3(b)); and

(iv)    if any registration involves an underwritten offering, the Holder, if it requests to participate in such registration in connection with an underwritten offering hereunder, must sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements (with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings) and complete and execute all reasonable questionnaires, powers of attorney, underwriting agreements, hold-back or lock-up agreement letters and other documents customarily required under the terms of such underwriting arrangements; provided, however, that, in no event shall the Holder be obligated under the terms of the underwriting arrangements to (i) make representations and warranties other than generally as to its respective (A) execution, delivery and performance of such underwriting agreement and the agreements contemplated thereby, (B) individual ownership of the Registrable Securities being sold pursuant to such underwriting agreement and (C) information provided by the Holder in writing specifically for inclusion in the Prospectus and (ii) agree to provide indemnification for any liability arising out of a breach of any such representations or warranties of the Holder that would exceed the total proceeds received by the Holder for the sale of such Registrable Securities pursuant to such underwriting agreement.

SECTION 2.3.     Registration Procedures.  If and whenever the Company is required to effect a registration of any Registrable Securities as provided in this Agreement, subject to the limitations set forth in Section 2.2, the Company will:

(a)     promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities;

(b)     prepare and file with the SEC such amendments and supplements to such registration statement (including Exchange Act documents incorporated by reference into the registration statement) and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 90 days and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus or any amendments or supplements thereto in accordance with Section 2.3(a) or this Section 2.3(b) to the extent that doing so will not materially interfere with the timing of the offering:  (i) the Company will furnish to the Holder, or its designated counsel, copies of all documents proposed to be filed, and (ii) such documents will be subject to the review of the Holder, or its designated counsel, reasonably in advance of any filing to permit a reasonable opportunity to review and comment in light of the circumstances;

(c)     use reasonable best efforts to comply with all applicable securities laws in the United States and register or qualify such Registrable Securities covered by such registration in such jurisdictions in the United States as the seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable the seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by it, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.3(c), it would not be obligated to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(d)     promptly furnish to the Holder such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the Prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other similar documents as the Holder may reasonably request necessary to facilitate the disposition by the Holder of such Registrable Securities;

(e)     notify the Holder promptly if the Company becomes aware that the Prospectus included in such registration statement, as then in effect, or the registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, prepare and furnish to the Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)     otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable

(but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(g)     (i) use reasonable best efforts to list such Common Stock covered by such registration statement on the Exchange on which the Common Stock is then listed (if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such Exchange) to the extent required; and (ii) use reasonable best efforts to provide for a transfer agent and registrar for such Common Stock covered by such registration statement not later than the effective date of such registration statement;

(h)     promptly notify the Holder, or its designated counsel, and confirm such notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the Prospectus and any amendments to the Prospectus shall have been filed (other than in the case of a registration pursuant to Form S-3ASR), (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC to amend the registration statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(i)     use reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable; and

(j)     cooperate with the Holder to facilitate the timely preparation and delivery of certificates or electronic representation (in either case, not bearing any restrictive legends) evidencing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the Holder may reasonably request.

SECTION 2.4.      Information Supplied.  It shall be a condition precedent to the obligations of the Company to take any action to register the Registrable Securities held by the Holder that the Holder shall furnish the Company with such information regarding the Holder that is pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request.  The Holder agrees to promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Holder not misleading.

SECTION 2.5.     Expenses.  Except as provided herein, the Company will pay all Registration Expenses in connection with registrations of Registrable Securities requested pursuant to Section 2.1.  The Holder shall pay all underwriting discounts and commissions, broker fees and commissions, and transfer taxes, if any, relating to the sale or disposition of the Holder’s Registrable Securities pursuant to any registration statement.

SECTION 2.6.      Restrictions on Disposition.  The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(e),

Section 2.3(h)(iii) or Section 2.3(h)(iv), the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.3(e) or written notice from the Company that the registration statement is again effective and no amendment or supplement is needed.  In the event that the Company shall give any such notice, the period referred to in Section 2.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.3(e) and to and including the date when the Holder shall have receive the copies of the supplemented and amended Prospectus contemplated by Section 2.3(e).

SECTION 2.7.      Indemnification.

(a)     Indemnification by the Company.   In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2.1, to the fullest extent permitted by law, the Company will indemnify and hold harmless the Holder, each Affiliate of the Holder and their respective directors and officers, members or general and limited partners (and the directors, officers, employees, affiliates and each Person who controls the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (hereinafter referred to as a “Controlling Person”) of any of the foregoing) (collectively, the “Seller Indemnified Parties”), against all claims, losses, damages and liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing) in respect thereof (“Claims”) and expenses arising out of or based on: (i)  any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by the Holder (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Company will reimburse each such Seller Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable out-of-pocket expenses incurred in connection with investigating and defending or settling any such Claim; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission by the Holder but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b)     Indemnification by the Holder.  To the fullest extent permitted by law, the Holder will, if Registrable Securities held by the Holder are included in the registration statement or Prospectus, indemnify and hold harmless the Company, all other holders of Registrable Securities or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and Controlling Persons (collectively, the “Company Indemnified Parties”), against all Claims and expenses arising out of or based on:  (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii)  any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Holder will reimburse each such Company Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable expenses incurred in connection with investigating and defending or settling any such Claim, in each of the forgoing cases to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use therein; and provided that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); and provided, further, that the liability of the Holder shall be limited to the net proceeds received by the Holder from the sale of Registrable Securities covered by such registration statement.

(c)     Notification of Claims.  Promptly after receipt by a Person entitled to indemnification pursuant to Section 2.7 (an “Indemnified Party”) hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.7, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.7, except to the extent that the indemnifying party is prejudiced by such failure to give notice.  In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the Indemnified Party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such

Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnified Party without the consent of the indemnifying party, such consent not to be unreasonably withheld.  No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for which such Indemnified Party will be indemnified hereunder.  An Indemnified Party may not settle any action or proceeding or the entry of any judgment without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

(d)     Contribution.  (i) If the indemnification provided for in this Section 2.7 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party under this Section 2.7(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding; and (ii) the parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 2.7(d)(i).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)     Non-Exclusive Remedy.  The obligations of the parties under this Section 2.7 shall be in addition to any liability which any party may otherwise have to any other party.

SECTION 2.8.     Required Reports.  The Company covenants that it will use reasonable best efforts to file the reports required to be filed by it under the Exchange Act, and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

SECTION 2.9.     No Inconsistent Agreements.  The Company represents and warrants that it is not a party to a Contract that conflicts with or limits or prohibits the exercise of the rights granted to the Holder in this ARTICLE II.

SECTION 2.10.     Termination of Registration Rights.  The rights and obligations of the Holder under this ARTICLE II shall terminate (other than Section 2.5, Section 2.7 and Section 2.10) at such time as all of the Registrable Securities held by the Holder and its Affiliates can be sold without restriction under Rule 144.

ARTICLE III

MISCELLANEOUS

SECTION 3.1.     Expenses.  Except as otherwise provided herein (and except as provided in the Engagement Letter), all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

SECTION 3.2.     Successors and Assigns; Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.  This Agreement may not be assigned without the prior written consent of the other party, except that this Agreement (i) may be assigned by the Holder in connection with any transfer of Registrable Securities so long as the Person to whom it is being assigned agrees to be bound under this Agreement as a Holder hereunder and delivers a counterpart signature page to this Agreement to the Company and (ii) shall be assigned by the Company in the event of any merger, consolidation or other transaction upon consummation of which the issuer of the Common Stock is an entity other than the Company (such entity, the “Survivor”) to such Survivor, and the Company shall not enter into any such transaction unless and until the Survivor assumes all rights and obligations of the Company hereunder pursuant to a written agreement for the benefit of the Holder (it being understood that if the Survivor is the issuer of the Common Stock and such assumption of the rights and obligations of the Company hereunder occurs by operation of law, that such Survivor shall not be required to execute a written agreement for the benefit of the Holder).

SECTION 3.3.     No Third Party Beneficiaries.  Except as specifically provided in Section 2.7 (with respect to which the Indemnified Parties named therein shall be express, intended third party beneficiaries of such provision), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto or otherwise create any third party beneficiary hereto.

SECTION 3.4.     Entire Agreement.  This Agreement and the other agreements or documents referred to herein, constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

SECTION 3.5.     Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.6.     Amendment and Waiver.  No amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against the Company, unless it is approved in writing by the Company, and no amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against the Holder, unless it is approved in writing by the Holder.  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.

SECTION 3.7.     Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach, default or noncompliance under this Agreement or any waiver on the Holder’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 3.8.     Notices.  Except as otherwise provided herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given and received: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient, if not, then on the next business day; or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All notices to the Holder shall be delivered to the address of the Holder set forth on the signature page of the Holder hereto (or such other address as the Holder may designate by like notice to the Company hereunder).  All notices to the Company shall be delivered to:

Access Integrated Technologies, Inc.
d/b/a Cinedigm Digital Cinema Corp.
55 Madison Avenue, Suite 300
Morristown, NJ 07960
Attention:  General Counsel
Facsimile:  (973) 290-0081

with a copy to (which shall not constitute notice):

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY  10178
Attention:  Jonathan K. Cooperman
Facsimile:  (212) 808-7897

SECTION 3.9.     Interpretation.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated.  The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall include all amendments of the same and any successor or replacement statutes and regulations as of the Closing Date.  All references to agreements shall mean such agreement as may be amended or otherwise modified from time to time.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 3.10.    Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed in all respects by the Laws of the State of New York. Any disagreement, issue, dispute, claim, demand or controversy arising out of or relating to this Agreement (each, a “Dispute”) shall be brought in the United States District Court for the Southern District of New York in New York, New York or any New York State court sitting in New York, New York, so long as one of such courts shall have subject matter jurisdiction over such Dispute. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Dispute and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Dispute in any such court and that any such Dispute which is brought in any such court has been brought in an inconvenient forum. Process in any such Dispute may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.8 shall be deemed effective service of process on such party.

(b)     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3.11.     Specific Performance.  The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

SECTION 3.12.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

ACCESS INTEGRATED TECHNOLOGIES, INC.

By:	/s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: SVP

IMPERIAL CAPITAL, LLC

By:	/s/ Mark Martis
Name: Mark Martis
Title: Chief Operating Officer

Address:	2000 Avenue of the Stors
9th Floor, South Tower
Los Angeles, CA 90067

[Signature Page to Registration Rights Agreement]

EXHIBIT A

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

 “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York or New Jersey.

“Capital Stock” means any and all shares of capital stock of the Company, including without limitation, any and all shares of Common Stock.

“Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“control” or “controlled by” have the meaning set forth in Rule 12b-2 of the Exchange Act.

“Equity Securities” means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares (including the Warrants and the Warrant Shares).

“Exchange” means Nasdaq or the New York Stock Exchange, as the case may be.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1” means a registration statement on Form S-1 under the Securities Act, or any successor form thereto.

“Form S-3” means a registration statement on Form S-3 (other than on Form S-3ASR) under the Securities Act, or any successor form thereto.

“Form S-3ASR” means an “automatic shelf” registration statement on Form S-3 filed by a Well-Known Seasoned Issuer.

“Form S-4” means a registration statement on Form S-4 under the Securities Act, or any successor form thereto.

“Form S-8” means a registration statement on Form S-8 under the Securities Act, or any successor form thereto.

“Holder” means Imperial Capital, LLC and any of its respective assignees pursuant to the terms hereof.

“incur” means, directly or indirectly, to incur, refinance, create, assume, guarantee or otherwise become liable.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 of the Securities Act.

“Nasdaq” means the NASDAQ Global Market, or any successor thereto.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Prospectus” means the prospectus included in any registration statement, including any preliminary prospectus, any final prospectus and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

“Registrable Securities” means (i) the Warrant Shares held by the Holder or issuable upon the exercise of Warrants held by the Holder, and (ii) any Common Stock or other securities which may be issued, converted, exchanged or distributed in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any recapitalization, reclassification, merger, consolidation, exchange or other similar reorganization with respect to the Registrable Securities described in clauses (i) and (ii). As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public pursuant to Rule 144; or (C) such securities shall have ceased to be outstanding.  For purposes of this Agreement, any required calculation of the amount of, or percentage of, Registrable Securities shall be based on the number of shares of Common Stock which are Registrable Securities, including shares issuable upon the conversion, exchange or exercise of any security convertible, exchangeable or exercisable into Common Stock (including the Warrants).

“Registration Expenses” means any and all expenses incident to performance of or compliance with ARTICLE II, including (i) all SEC and securities exchange, FINRA or NASD registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Section 2720 of the bylaws of the NASD, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and any escrow fees), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) any fees and disbursements of underwriters customarily paid by the issuers, including liability insurance if the Company so desires, and (vii) the reasonable expenses incurred by the Company or any underwriters in connection with any “road show” undertaken pursuant to Section 2.1.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

 “Warrants” means the warrants issued by the Company pursuant to the Engagement Letter and any securities issued in respect thereof, or in substitution therefor, in connection with any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than the Warrant Shares upon exercise thereof).

“Warrant Shares” means the shares of Common Stock that may be issued upon the exercise of the Warrants.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 under the Securities Act.